UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________
FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2026
Belden Inc.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

_____________________

Delaware	001-12561	36-3601505
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 North Brentwood Boulevard, 15th Floor
St. Louis, Missouri 63105
(Address of Principal Executive Offices, including Zip Code)

(314) 854-8000
(Registrant’s telephone number, including area code)
n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if this Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BDC	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 21, 2026, Belden Inc. (the “Company”) held its regular Annual Meeting of Stockholders. The stockholders considered four proposals. The results of the voting were as follows:

Proposal 1: Election of Ten Directors for a One-Year Term.

	Shares Voted For	Shares Voted Against	Abstained	Broker Non-Votes

David Aldrich	34,331,526	2,251,352	20,519	935,100
Adel Al-Saleh	36,446,381	134,693	22,323	935,100
Lance C. Balk	35,717,858	865,032	20,507	935,100
Diane D. Brink	36,117,835	471,554	14,008	935,100
Judy L. Brown	35,750,795	821,496	31,016	935,100
Nancy Calderon	36,451,918	137,849	13,630	935,100
Ashish Chand	36,171,985	394,723	36,689	935,100
Jonathan C. Klein	35,922,377	664,125	16,895	935,100
YY Lee	36,323,711	250,958	28,728	935,100
Gregory J. McCray	36,081,816	505,776	15,805	935,100

Proposal 2: Ratification of Ernst & Young as Independent Registered Public Accountant.

For	Against	Abstain
36,294,064	1,226,369	18,064

Proposal 3: Advisory Vote on Executive Compensation.

For	Against	Abstain	Broker Non-Votes
36,210,874	362,824	29,699	935,100

Proposal 4: Approval of the Amended and Restated Belden Inc. 2021 Long Term Incentive Plan.

For	Against	Abstain	Broker Non-Votes
35,776,894	798,210	28,293	935,100

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BELDEN INC.

Date: May 26, 2026	By:	/s/ Brian E. Anderson
Brian E. Anderson
Executive Vice President - Chief Legal
and Risk Officer